UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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  Filed by a Party other than the Registrant            ☐

  Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BMO FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 240.0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACTION REQUIRED

Please Vote Today!

May 10, 2017

Dear Shareholder:

You are a valued shareholder of BMO Funds, and I am writing you today to ask that you vote to approve a proposal related to your fund(s).

A Special Meeting of Shareholders is to be held on May 23, 2017. Your vote is very important to us.

We would greatly appreciate your consideration in voting to approve the conversion of Class Y shares of each Fund into Class A shares and to terminate the Class Y shares of the Funds. We must receive your vote by May 23, 2017.

The Board of Directors is recommending that you vote “FOR” the proposal applicable to your fund(s), as discussed in detail in the proxy statement.

MANY SHAREHOLDERS HAVE ALREADY VOTED, BUT WE NEED YOUR VOTE FOR THE MEETING TO MOVE FORWARD.

VOTING IS EASY!

1.  BY PHONE: Call the toll free touchtone voting number on your voting instruction corm, enter the control number and follow the prompts.

2.  BY INTERNET: Logon to the website proxyvote.com: enter the control number on the voting instruction form and follow the prompts.

3.  BY MAIL: Sign and return the voting instruction form in the return envelope provided.

On behalf of the Board of Directors of BMO Funds, please accept my thanks for your participation in this important matter.

Sincerely,

/s/John M. Blaser

John M. Blaser

President

FORM OF PROXY SOLICITATION TELEPHONE / EMAIL SCRIPT

Hello Mr./Ms.<Client>. My name is <agent name> and I am a proxy voting specialist calling on behalf of BMO Funds to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on May 23, 2017. Have you received proxy materials?

Your board has recommended a vote in favor of the proposal. Would you like to vote along with the recommendations of the board for all of your accounts?

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8276 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.